                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

File by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           HELIAN HEALTH GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                           HELIAN HEALTH GROUP, INC.
                               9600 BLUE LARKSPUR
                              MONTEREY, CA  93940
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

         1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)      Amount Previously Paid:

                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

         3)      Filing Party:

                 ---------------------------------------------------------------

         4)      Date Filed:

                 ---------------------------------------------------------------

[LOGO]

March 29, 1995



Dear Helian Health Group, Inc. Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, April 25, 1995, at 9:00 a.m. at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940.

The Notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, as soon as possible, the enclosed proxy in the prepaid envelope addressed to the Company, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company's 1994 Annual Report is also enclosed.

The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely,


Thomas D. Wilson
Chairman of the Board, Chief
Executive Officer and President

                           HELIAN HEALTH GROUP, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1995


TO THE STOCKHOLDERS OF HELIAN HEALTH GROUP, INC.

         The Annual Meeting of Stockholders of Helian Health Group, Inc. (the "Company") will be held at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940, on Tuesday, April 25, 1995, at 9:00 a.m. local time for the following purposes:

         1. To elect five (5) directors to hold office until the 1996 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

         Stockholders of record at the close of business on March 15, 1995, are entitled to notice of and to vote at the meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company's home office, located at 9600 Blue Larkspur, Monterey, CA.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Donald C. Blanding,
                                        Assistant Secretary

Monterey, California
March 29, 1995





                                   IMPORTANT
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF STOCKHOLDERS


                           HELIAN HEALTH GROUP, INC.
                               9600 BLUE LARKSPUR
                          MONTEREY, CALIFORNIA  93940
                                 (408) 646-9000


         The accompanying proxy is solicited on behalf of the management of Helian Health Group, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on April 25, 1995, or any adjournment thereof, at which stockholders of record at the close of business on March 15, 1995 shall be entitled to vote. The meeting will be held at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940.

         The date of this Proxy Statement is March 29, 1995, the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended November 30, 1994, including financial statements, is being mailed to the stockholders concurrently with the mailing of the Proxy Statement.


                   VOTING RIGHTS AND SOLICITATION OF PROXIES

         The cost of soliciting of proxies will be borne by the Company. In addition, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Management may use the services of its directors, officers, and others to solicit proxies, personally or by telephone, without additional compensation.

         Only stockholders of record at the close of business on March 15, 1995 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 5,450,592 shares of its Common Stock, par value $.01 per share. Each stockholder is entitled to one vote for each share of stock held by the individual. The Company's Bylaws provide that a majority of the stock issued and outstanding and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Assistant Secretary of the Company an instrument revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.


                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Common Stock of the Company as of February 28, 1995 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the other executive officers of the Company as of November 30, 1994 whose salary and bonus for the year ended November 30, 1994 exceeded $100,000, and (iv) all executive officers and directors of the Company as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable, except as otherwise indicated below.


                                                                                          SHARES OWNED
                                                                                     -----------------------
         NAME AND ADDRESS OF                                                          NUMBER      PERCENTAGE
          BENEFICIAL OWNERS                                                          OF SHARES     OF CLASS
         -------------------                                                         ---------    ----------
Lawrence S. Dolin(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . .         755,700      13.86%
  16111 Parkland Drive
  Shaker Heights, OH  44120

Thomas D. Wilson(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . .         758,550      13.63%
  9600 Blue Larkspur
  Monterey, CA  93940

Nate Dolin(3)             . . . . . . . . . . . . . . . . . . . . . . . . . . .         677,700      12.43%
  One Bratenahl Place
  Bratenahl, OH  44108

GeoCapital Corporation(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .         452,180       8.30%
  767 Fifth Avenue
  New York, NY  10153

Barry Rubenstein(5)       . . . . . . . . . . . . . . . . . . . . . . . . . . .         406,436       7.46%
  39 Woodland Road
  Roslyn, NY  11576

Dimensional Fund Advisors, Inc.(6)  . . . . . . . . . . . . . . . . . . . . . .         260,700       4.78%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

Andrew W. Miller(7)       . . . . . . . . . . . . . . . . . . . . . . . . . . .         102,000       1.85%

William A. Hines(8)       . . . . . . . . . . . . . . . . . . . . . . . . . . .          78,105       1.36%

Michael K. McMillan(9)    . . . . . . . . . . . . . . . . . . . . . . . . . . .          24,517           *

Robert G. McCreary, III   . . . . . . . . . . . . . . . . . . . . . . . . . . .              --         --

Executive Officers and Directors as a Group (9 persons)(10) . . . . . . . . . .       1,788,972      30.90%

--------------

*        Less than 1%

1 Includes 51,000 shares of Common Stock owned directly by Mr. Lawrence Dolin and 27,000 shares of Common Stock owned by Mr. Dolin's wife, Deedra Dolin, and his children, as to which Mr. Dolin disclaims beneficial ownership. Also includes 402,700 shares of Common Stock owned by The Northern Union Club ("Club") and 275,000 shares of Common Stock owned by Mordo Partners ("Mordo"). Club is a limited partnership of which Mordo, an Ohio general partnership, is the sole general partner and is a limited partner. Lawrence Dolin is a general partner of Mordo. The business address of Mordo is One Bratenahl Place, Bratenahl, OH 44108 and the business address of Club is 600 Old Country Road, Garden City, NY 11530. Lawrence Dolin disclaims beneficial ownership of 354,539 shares and 165,000 shares of Common Stock owned by Club and Mordo, respectively. As general partner of Mordo, Lawrence Dolin has shared power to vote and to dispose of 677,700 shares of Common Stock, representing approximately 12.43% of the outstanding Common Stock.

2 Includes 635,800 shares of Common Stock owned directly by Mr. Wilson and 6,000 shares of Common Stock owned by Mr. Wilson's wife, Karen Wilson, as to which Mr. Wilson disclaims beneficial ownership. Also includes 116,750 shares of Common Stock subject to options exercisable within 60 days of February 28, 1995.

3 Includes 402,700 shares of Common Stock owned by Club, as to 337,050 shares of which Nate Dolin disclaims beneficial ownership, and 275,000 shares of Common Stock owned by Mordo, as to 192,500 shares of which Mr. Dolin disclaims beneficial ownership. Nate Dolin is a general partner of Mordo. See Note 1 for information concerning Mordo and Club. As general partner of Mordo, Nate Dolin has shared power to vote and dispose of 677,700 shares of Common Stock.

4 According to a Schedule 13G dated February 9, 1995, GeoCapital Corporation, as an investment advisor, may be deemed to have sole dispositive power over 418,680 shares of Common Stock under its management for its clients. By reason of their ownership interests in GeoCapital Corporation, Irwin Lieber and Barry K. Fingerhut may be deemed to beneficially own such 418,680 shares of Common Stock, and have shared dispositive power over the shares beneficially owned by GeoCapital Corporation. Also includes 24,000 shares of Common Stock owned directly by Irwin Lieber, the President and a principal stockholder of GeoCapital Corporation, and 9,500 shares held by Mr. Lieber's children. Mr. Lieber disclaims beneficial ownership as to the shares beneficially owned by GeoCapital Corporation and the shares held by his children.

5        Mr. Rubenstein owns directly 10,000 shares of Common Stock held by Mr.
         Rubenstein in an individual retirement account. Also includes 209,568 shares of Common Stock owned by Woodland Venture Fund ("Woodland Venture"), 183,568 shares of Common Stock owned by Seneca Ventures ("Seneca"), and 3,300 shares of Common Stock owned by Woodland Partners. Woodland Venture and Seneca are limited partnerships of which Mr. Rubenstein and Woodland Services Corp. ("WSC") are the general partners. The business address of each of Woodland Venture, Seneca and Woodland Services Corp. is 39 Woodland Road, Roslyn, NY 11576. Mr. Rubenstein is the president and sole shareholder of WSC. Mr. Rubenstein has a ninety percent general partnership interest in Woodland Partners. Mr. Rubenstein disclaims beneficial ownership of 209,309 shares of Common Stock owned by Woodland Venture, 183,568 shares of Common Stock owned by Seneca and 3,300 shares of Common Stock owned by Woodland Partners. Mr. Rubenstein has shared power to vote and to dispose of 396,436 shares of Common Stock (representing approximately 7.27% of the shares outstanding) and has sole voting and investment power with respect to 10,000 shares of Common Stock.

6 According to a Schedule 13G dated February 9, 1994, Dimensional Fund Advisors, Inc. ("DFA"), as an investment advisor, may be deemed to have beneficial ownership of 260,700 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

7 Includes 56,100 shares of Common Stock subject to options exercisable within 60 days of February 28, 1995.

8 Includes 76,000 shares of Common Stock subject to options exercisable within 60 days of February 28, 1995.

9 Includes 23,250 shares of Common Stock subject to options exercisable within 60 days of February 28, 1995.

10 Includes shares of Common Stock held by directors and described in footnotes 1, 2, and 3 above, and 338,200 shares (including those described in footnotes 1 and 7 through 10 above) subject to options exercisable within 60 days of February 28, 1995.

                             ELECTION OF DIRECTORS

         Five (5) directors are to be elected at the Annual Meeting. Each nominee will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. Harvey Knoernschild, M.D., a director of the Company, resigned from such position on January 1, 1995. Subsequent to Dr. Knoernschild's resignation, the Board of Directors approved a reduction of the number of directors serving on the Board from four (4) to three (3). In March 1995, the Board of Directors expanded the number of directors serving on the Board from three (3) to five (5) and appointed William A. Hines and Robert G. McCreary, III, to fill the resulting vacancies. The Board is currently seeking additional qualified candidates to serve as directors. If the Board locates such director candidates, the Board will be expanded by the necessary seats and such individuals will be appointed as directors to the Board.

         Management's nominees for election to the office of director and certain information with respect to their age and background are set forth below. Each of the nominees was elected to his present term of office at the 1994 Annual Meeting. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate.

         If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions will be counted as present for purposes of determining if a quorum is present.

DIRECTORS

     NAME                         AGE              POSITIONS WITH THE COMPANY                   SINCE
     ----                         ---              --------------------------                   -----
Thomas D. Wilson                  41               Chairman of the Board, Chief                 1986
                                                   Executive Officer and President
William A. Hines                  36               Director, Vice President and                 1995
                                                   Chief Operating Officer
Nate Dolin                        81               Director                                     1986
Lawrence S. Dolin                 51               Director                                     1988
Robert G. McCreary, III           43               Director                                     1995


EXECUTIVE OFFICERS

         The executive officers of the Company as of March 1, 1995 are as follows:

     NAME                         AGE              POSITIONS WITH THE COMPANY
     ----                         ---              --------------------------
Thomas D. Wilson                  41               Chairman of the Board, President
                                                   and Chief Executive Officer
Donald C. Blanding                39               Treasurer and Assistant Secretary
Herbert W. Foster                 54               Acting Senior Financial Officer
William A. Hines                  36               Vice President and Chief Operating Officer
Michael K. McMillan               38               General Counsel and Secretary
Andrew W. Miller                  35               Vice President

         Thomas D. Wilson is a founder of the Company and has been President and a Director since its inception in 1986. He was employed by American Medical International ("AMI") from 1979 to 1986, serving as President of AMI Ambulatory Centres, Inc., AMI's subsidiary for outpatient services, and as a Vice President of AMI from 1984 to 1986. Mr. Wilson is a director, Secretary and Treasurer of Recovery Inns of America, Inc. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Certain Transactions and Other Relationships."

         William Hines has been a Director of the Company since March 1995, has been the Company's Chief Operating Officer since May 1, 1993, has served as Vice President of Helian Health Group of Georgia, Inc. and Helian Health Group of Atlanta, Inc., both wholly-owned subsidiaries of the Company, since their inception in March 1987 and became an executive officer of the Company in March 1990. Previously, Mr. Hines had served since July 1985 as Executive Director of an AMI Ambulatory Center Inc. occupational health facility in Atlanta, Georgia.

         Nate Dolin has been a Director of the Company since its inception. From 1982 until May 1989, he served as Chairman of the Board and Chief Executive Officer of Morgan Foods, Inc., a publicly-held company. From 1966 to 1988 he was an officer and director of Mordo Corporation, a private company which engaged in investing. Since 1982 he has served as a general partner of Mordo Partners, the general partner of The Northern Union Club, an investment limited partnership. Mr. Dolin is currently a private investor. Nate Dolin is the father of Lawrence S. Dolin.

         Lawrence S. Dolin has been a Director of the Company since March 1988. He has been president of Joy Entertainment, Inc., a company engaged in providing consulting services in connection with live entertainment by popular artists and prominent speakers, since July 1993 and was president of The Front Row Theater, Inc., a company engaged in presenting live entertainment and concerts, from 1974 to July 1993. Since 1982 he has served as a general partner of Mordo Partners, the general partner of The Northern Union Club, a privately-held investment limited partnership. Mr. Dolin is a director of Morgan Foods, Inc. and The Continuum Group, Inc., both of which are publicly held companies.

         Robert G. McCreary, III, has been a Director of the Company since March 1995. Since 1993, Mr McCreary has been a principal at Carleton, McCreary, Holmes & Co., an investment banking and financial services firm in which he was a founder. From 1988 through 1993, he was a member of Kemper Securities' Management Council and a Managing Director for Kemper Securities' corporate financing activities in Cleveland, Ohio.

         Donald C. Blanding has been Controller of the Company since October 1986, its Treasurer since October 1987 and its Assistant Secretary since April 1992. He served as Senior Financial Officer of the Company from October 1987 until November 1992. From July 1983 to August 1986 he was the manager of accounting for AMI Ambulatory Centers, Inc.

         Herbert W. Foster has been Acting Senior Financial Officer since December 1994. Since July 1990, he has been providing financial consulting services through The Brenner Group, a consulting firm that provides interim management services to client companies. From June 1989 until July 1990, he served as Vice President, Controller of Grubb & Ellis Corporation, a real estate sales and management company.

         Michael K. McMillan has been General Counsel and Secretary of the Company since August 1991. From March 1984 until July 1991 was a member of the law firm of Gustlin, Golob and Bragin in Los Angeles, California.

         Andrew W. Miller has been Vice President of the Company since inception. From October 1986 to June 1988 Mr. Miller was executive director of the Company's Occupational Health Center in Austin, Texas. From June 1983 to October 1986 he was employed by AMI as director of occupational medicine services.

         The Company has an Audit Committee and a Compensation Committee but does not have a Nominating Committee. Messrs. Nate Dolin and Lawrence Dolin are the members of the Audit Committee, which held two (2) meetings in fiscal 1994. The functions of the Audit Committee include recommending to the Board of Directors the independent auditors, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the independent auditors, approving all assignments to be performed by the independent auditors, and instructing the independent auditors, as deemed appropriate, to undertake special assignments.

         Messrs. Nate Dolin and Lawrence Dolin are the members of the Compensation Committee, which assumed the responsibilities of the disbanded Option Committee in January 1993. The Compensation Committee held three (3) meetings in fiscal 1994. The Compensation Committee administers the Company's Amended and Restated 1989 Stock Option Plan, including the granting of incentive and non-qualified stock options pursuant thereto, and formulates and administers policies regarding compensation of the Company's executive officers, including the Chief Executive Officer, with respect to salaries, bonuses, stock options and all other compensation.

         During the fiscal year ended November 30, 1994, the Board held five
(5) meetings. No director serving on the Board in fiscal year 1994 attended fewer than 75% of such meetings of the Board and the Committees on which he serves.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the three other executive officers of the Company as of November 30, 1994 whose total salary and bonus for the year ended November 30, 1994 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended November 30, 1992, 1993 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM          ALL OTHER
                                                   ANNUAL COMPENSATION                         COMPENSATION       COMPENSATION
                                     ---------------------------------------------------       ------------       ------------
                                                                                                  AWARDS
                                                                            OTHER ANNUAL          ------
          NAME AND PRINCIPAL                                                COMPENSATION          OPTIONS
               POSITION              YEAR       SALARY         BONUS            ($)              (SHARES)
        ----------------------       ----      --------      ---------      ------------       ------------
          Thomas D. Wilson           1994      $207,200      $78,879(1)          --                --              $21,279(4)
                                     ----
         President and Chief         1993      $182,200      $25,000             --              25,000(3)         $21,279(4)
                                     ----
          Executive Officer          1992      $182,200      $45,000(2)          --                --              $16,279(4)
                                     ----

          William A. Hines           1994      $121,609      $20,000        $41,271(5)             --                 --
                                     ----
            Vice President           1993      $143,716      $15,000             --              75,000               --
                                     ----
                                     1992      $110,044        --                --                --                 --
                                     ----

          Andrew W. Miller           1994      $107,383      $20,000             --                --              $   279(6)
                                     ----
            Vice President           1993      $101,967      $17,500             --              30,000            $   252(6)
                                     ----
                                     1992      $ 92,304      $13,500             --                --              $   240(6)
                                     ----

         Michael K. McMillan         1994      $126,400      $14,000             --                --                 --
                                     ----
        Secretary and General        1993      $111,467      $10,000             --              40,000(7)            --
                                     ----
               Counsel               1992      $ 91,572      $10,000             --              25,000(8)            --
                                     ----

------------------


1 Mr. Wilson was entitled to receive a bonus of $123,149 for his services in fiscal 1994, but elected to waive his right to $44,270 of this bonus.

2 Mr. Wilson was entitled to receive a bonus of $157,258 for his services in fiscal 1992, but elected to waive his right to $112,258 of this bonus.

3 Reflects options awarded pursuant to Mr. Wilson's employment agreement, based on the Company's 1992 financial performance.

4 Reflects premiums paid by the Company for a universal life insurance policy with a coverage amount of approximately $1,100,000 for which Mr. Wilson's trust is the beneficiary.

5        Represents educational expenses reimbursed by the Company.

6 Reflects annual premium paid by the Company for term life policy for Mr. Miller.

7 Includes option for 25,000 shares which was repriced October 23, 1993, replacing options granted in fiscal 1991 and repriced October 13, 1992.

8 Reflects options for 25,000 shares which were repriced October 13, 1992, replacing options granted in fiscal 1991.

         No stock options were granted by the Company to the persons named in the Summary Compensation Table in the year ended November 30, 1994.

          The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended November 30, 1994, and unexercised options held as of November 30, 1994, by the persons named in the Summary Compensation Table:


                         AGGREGATE OPTION EXERCISES(1)
                           AND FISCAL YEAR-END VALUES


------------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF UNEXERCISED                      VALUE OF UNEXERCISABLE    IN-THE-MONEY
                                                    OPTIONS AT 11/30/94                         OPTIONS AT 11/30/94
                                                   ---------------------------------------    --------------------------------------
 NAME                                              EXERCISABLE               UNEXERCISABLE    EXERCISABLE              UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
 Thomas D. Wilson                                      108,250                      16,750          $0(2)                      $0(2)
 William A. Hines                                       56,000                      55,000     $13,500                         $0(2)
 Andrew W. Miller                                       45,900                      20,100     $13,500                         $0(2)
 Michael K. McMillan                                    15,750                      24,250          $0(2)                      $0(2)


__________________________

1        There were no option exercises during fiscal 1994.

2 The exercise prices of these options were above the market price of the Company's Common Stock on November 30, 1994, which was $5.625.
         The value shown is for all outstanding in-the-money options regardless of vesting restrictions.



EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         Thomas D. Wilson is employed as Chairman of the Board, Chief Executive Officer, and President of the Company, pursuant to an employment agreement (the "Agreement") with an initial term through September 30, 1992. The Agreement automatically extends on a day to day basis upon the expiration of its term. The Agreement provides for a base salary of $150,000 as well as an annual bonus based on the financial performance of the Company and additional benefits. In the event Mr. Wilson is not elected President, Chairman of the Board, Chief Executive Officer and a member of the Board of Directors, or his employment is terminated without cause, or his duties are substantially changed while the Agreement is in effect, he is entitled to receive three years of severance pay equal to his base salary and bonus in effect on termination, as well as continuation of life insurance and health benefits for three years. Mr. Wilson has agreed not to compete with the Company during the term of his employment and for one year thereafter.

         In December 1990, the Company and Mr. Wilson agreed to amend the Agreement. Pursuant to the amendment, Mr. Wilson receives a base salary at the annual rate of $175,000, with such rate applicable retroactively to services rendered on or after December 1, 1989. Mr. Wilson's base salary is subject to upward adjustment based upon an annual review of his performance in the prior fiscal year by the Company's Board of Directors. The amendment further provides that for each fiscal year during the term of the Agreement (commencing with the fiscal year ended November 30, 1990) in which net income before taxes has increased 30% or more, compared to net income before taxes in the immediately prior fiscal year, the Company shall grant Mr. Wilson a nonqualified stock option to purchase 25,000 shares of Common Stock pursuant to the Amended Plan. Such options shall be exercisable in equal annual installments over a three year period from date of grant and will otherwise be subject to the terms and conditions set forth in the Company's standard form of nonqualified stock option agreement.

         Andrew W. Miller is employed as Vice President of the Company pursuant to an employment agreement expiring December 31, 1995. This agreement provides for a base salary of $98,000 a year as well as a discretionary bonus and various benefits. In the event Mr. Miller is terminated from his employment while such agreement is in effect, he is entitled to receive eighteen months of severance pay equal to his current base salary and is eligible for a discretionary bonus of up to 40% of base salary.

         William A. Hines is employed as Vice President and Chief Operating Officer of the Company pursuant to an employment agreement expiring December 31, 1996. This agreement provides for a base salary of $158,080 for 1995 and for 1996 as well as a discretionary bonus and various benefits, including educational reimbursement. In the event Mr. Hines is terminated from employment, he is entitled to receive two years of severance pay equal to his current base salary and is eligible for a discretionary bonus of up to 40% of base salary, as well as reasonable moving and relocation costs up to $10,000.

         Michael K. McMillan was employed as Secretary and General Counsel pursuant to an employment agreement that expired December 31, 1994. The agreement provided for a base salary of $100,000 a year as well as a discretionary bonus and various other benefits.


COMPENSATION OF DIRECTORS

         The Company pays its outside directors $1,500 for each meeting of the Board of Directors which they attend, $750 for each meeting of committees of the Board of Directors they attend which are not held concurrently with a meeting of the Board of Directors, and reimburses the directors for their travel expenses to the meetings.


CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS

         The Company has entered into employment agreements with some of its executive officers, the terms of which are described above in "Employment and Change of Control Arrangements".

         Harvey E. Knoernschild, M.D., a director of the Company until January 1, 1995, is the founder, President and Chairman of the Board of Recovery Inns of America ("RIA") and owns 50% of RIA's stock. Thomas D. Wilson also serves as a Director, Secretary and Treasurer of RIA. The Company, through its wholly-owned subsidiary, Helian Recovery Corporation ("Recovery"), owns 50% of the stock of RIA.

         Recovery is also the managing general partner and a limited partner of Recovery Inn of Menlo Park, a California limited partnership, owning a 29.0% interest and 26.3% interest, respectively. Recovery also owns an additional indirect 6.0% interest in the Recovery Inn of Menlo Park through RIA's ownership of a 12% interest as a limited partner.

                      REPORT OF THE COMPENSATION COMMITTEE
                                       ON
                             EXECUTIVE COMPENSATION


         The Compensation Committee of the Board of Directors is comprised of two independent, non-employee directors of the Company, Nate Dolin and Lawrence
S. Dolin. The Compensation Committee is responsible for setting and administering the policies governing the annual compensation of the Company's executive officers, including cash compensation and stock ownership programs. The goals of the Compensation Committee's policies on executive compensation are the recruitment and retention of qualified management through annual salary, incentive bonuses and stock option awards under the Option Plan. The Compensation Committee's policies regarding executive compensation are developed with recognition of the Company's relative size and geographical location in relation to companies in its industry, targeted at the median in its industry.

         SALARY. The Company has entered into employment agreements with several of its executive officers. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Employment and Change of Control Arrangements." The agreements are typically one to three years in duration, and establish a base salary during the term of the agreement, and provide that the executive officer is eligible for discretionary incentive compensation. Base salaries of executive officers other than for Mr. Thomas Wilson, the Company's President and Chief Executive Officer, are reviewed annually by Mr. Wilson, and adjustments are made, based on individual executive officer performance, scope of responsibilities and adjustments deemed necessary to retain qualified personnel. Mr. Wilson evaluates the performance of all executive officers other than himself annually.

         BONUSES. The Compensation Committee believes that performance-oriented financial incentives, in the form of bonuses and stock option grants, will motivate the Company's executive officers and more closely align their interest with those of the Company's stockholders. In fiscal 1994, the Company's executive officers participated in "management by objectives," under which each executive officer developed goals and objectives for each year in consultation with Mr. Wilson. Annual incentive compensation for executive officers total up to 40% of an officer's annual base salary. Mr. Wilson recommends, subject to the review and approval of the Compensation Committee, bonus compensation for each individual officer other than himself based on the executive officer's overall performance, attainment of predetermined financial and other goals established in consultation between Mr. Wilson and each executive officer, and the Company's performance. In the case of executive officers with more operational and profit/loss responsibilities, bonuses are weighted more heavily on the attainment of the Company's operating plan, with less weight given to other factors, and for executive officers with less direct operational or profit/loss responsibilities, bonuses are weighted more to attainment of non-financial objectives.

         The Compensation Committee is considering alternative incentive compensation arrangements for executive officers during fiscal 1995, under which executive officers would receive incentive compensation in amounts determined by the Committee upon achievement of Company performance targets for return on net assets and profitability.

         STOCK OPTIONS. At the commencement of an executive officer's employment, and periodically thereafter, Mr. Wilson recommends to the Compensation Committee an award of stock options to such executive officer under the Option Plan. The Compensation Committee grants stock options at not less than the market price for the Company's Common Stock on the date of grant, and therefore these grants will only have value if the Company's Common Stock price increases over the exercise price. The Compensation Committee believes that stock options serve to align the interest of executive officers more closely with other stockholders because of the direct benefit executive officers receive through improved stock performance. Recommendations for options are based on relative position and responsibilities of each executive officer and the historical and expected contributions of each executive officer to the Company. Options are recommended with the goal to provide competitive equity compensation for executive officers compared to other officers of similar rank and position and companies in the health care services industry, with similar geographical location and size. Generally, stock option grants vest over three years to encourage executive officers to continue their employment with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee evaluates the performance of Mr. Wilson at least annually. In January 1994 the Compensation Committee approved a $25,000 increase in Mr. Wilson's base salary for fiscal 1994, taking into account the fact that Mr. Wilson had not had a raise in his base salary since 1991. In March 1995 the Compensation Committee determined to reduce Mr. Wilson's base salary to the $175,000 base salary under his employment agreement with the Company, based on Company performance and market conditions. For a description of Mr. Wilson's employment agreement, see "EXECUTIVE COMPENSATION AND OTHER MATTERS - Employment and Change of Control Arrangements." Under Mr. Wilson's employment agreement, Mr. Wilson was entitled to a bonus of $123,149 for fiscal 1994, of which he waived rights to $44,270.


                                                   COMPENSATION COMMITTEE

                                                   Nate Dolin
                                                   Lawrence S. Dolin

                        COMPARISON OF STOCKHOLDER RETURN


         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (US Companies) and NASDAQ Health Services Stocks for the period commencing on November 30, 1989 and ending on November 30, 1994.(1)

COMPARISON OF CUMULATIVE TOTAL RETURN FROM NOVEMBER 30, 1989 THROUGH NOVEMBER 30, 1994:

HELIAN HEALTH GROUP, INC., THE NASDAQ STOCK MARKET (US COMPANIES), NASDAQ HEALTH SERVICES STOCKS





  SYMBOL     CRSP TOTAL RETURNS INDEX FOR:       11/30/89    11/30/90     11/29/91   11/20/92   11/20/93    11/30/94
  ------     ----------------------------        --------    --------     --------   --------   --------    --------
  -----      Helian Health Group, Inc.              100.0       122.0        107.2      136.0       76.2        92.7
  -----      Nasdaq Stock Market (US                100.0        81.1        121.0      152.3      175.3       176.6
             Companies)
  -----      Nasdaq Health Services Stocks          100.0       113.2        228.6      270.9      302.6       345.9
             SIC 8000-8099 US & Foreign
  Notes:
           A.   The lines represent monthly index levels derived from
                compounded daily returns that include all dividends.
           B.   The indexes are reweighted daily, using the market
                capitalization on the previous trading day.
           C.   If the monthly interval, based on the fiscal year-end
                is not a trading day, the preceding trading day is used.


(1) Assumes that $100.00 was invested on November 30, 1989 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                              INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the fiscal year ending November 30, 1995. Coopers & Lybrand has acted in such capacity since its appointment during the fiscal year ended November 30, 1991. It is anticipated that representatives of Coopers & Lybrand will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.



                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its home office 9600 Blue Larkspur, Monterey, California 93940, not later than November 18, 1995, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        Donald C. Blanding
                                        Assistant Secretary
                                        Monterey, California
                                        March 29, 1995

                           HELIAN HEALTH GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Michael K. McMillan and Donald C. Blanding, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Helian Health Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940 on Tuesday, April 25, 1995 at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Corporation's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Corporation's 1994 Annual Report to Stockholders.

   A vote FOR the following proposal is recommended by the Board of Directors:

   Election of directors listed below.

/ /   FOR all nominees listed below (except     / /   WITHHOLD AUTHORITY to vote for
      as marked to the contrary.)                     all nominees listed below.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                 Thomas D. Wilson
                                 William A. Hines
                                    Nate Dolin
                                 Lawrence S. Dolin
                              Robert G. McCreary, III

                  CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

   Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

                                                Dated:                      1995
                                                       -------------------,

                                                --------------------------------
                                                          Signature(s)

                                                --------------------------------

                                                WHETHER OR NOT YOU PLAN TO
                                                ATTEND THE MEETING IN PERSON,
                                                YOU ARE URGED TO SIGN AND
                                                PROMPTLY MAIL THIS PROXY IN THE
                                                RETURN ENVELOPE SO THAT YOUR
                                                STOCK MAY BE REPRESENTED AT THE
                                                MEETING.

                                                / / CHECK HERE FOR ADDRESS
                                                    CHANGE.

                                                / / CHECK HERE IF YOU PLAN TO
                                                    ATTEND THE ANNUAL MEETING.